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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 9, 2004

                                 VitalWorks Inc.
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               (Exact Name of Registrant as Specified in Charter)

        Delaware                 000-25311                59-2248411
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 (State or Other Juris-         (Commission              (IRS Employer
diction of Incorporation       File Number)           Identification No.)

 239 Ethan Allen Highway, Ridgefield, CT                     06877
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(Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (203) 894-1300

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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 9, 2004, VitalWorks Inc. (the "Company") entered into the First Amendment to Agreement and Plan of Merger (the "Amendment") with Amicas, Inc., a Delaware corporation and a subsidiary of the Company ("Amicas"), and Seth Rudnick, Hamid Tabatabaie and Alexander Spiro solely in their representative capacity as "Committee Members" constituting the Stockholders' Representative (the "Stockholders' Representative, and collectively with the Company and Amicas, the "Parties"). The Amendment amends the Agreement and Plan of Merger dated as of November 25, 2003 among the Parties (the "Merger Agreement"). The Amendment terminates the earn-out consideration obligations set forth in the Merger Agreement and provides that the Company will pay to Amicas stockholders and certain Amicas employees a total of up to $14,485,094. Amicas stockholders will receive a total of $9,985,094, to be paid in the following manner:
$4,318,427 will be paid three business days after distribution of the escrow fund pursuant to the escrow notice dated December 9, 2004; $3,333,333 will be paid on April 2, 2005; and $2,333,334 will be paid on the earlier of (i) December 31, 2005 or (ii) within two business days after the end of any fiscal quarter during which the Company's cash and cash equivalents balance exceeds $30,000,000. Certain Amicas employees will receive a total of up to $4,500,000 in satisfaction of certain obligations under Amicas' bonus plan, to be paid in the following manner: up to $2,250,000 will be paid within five business days of December 9, 2004 and up to $2,250,000 will be paid on December 31, 2005. In general, any payment to an Amicas employee is contingent on such employee's continued employment with Amicas or the Company. The Parties agreed to split equally the $174,847 of the merger consideration held back by the Company to secure indemnification obligations and to pay for merger-related expenses. The Amendment also terminates the indemnification obligations of any Party, except
(i) in the case of fraud or a misrepresentation with the intent to deceive, (ii) relating to any of the payments set forth in the Amendment, or (iii) relating to any payment of the Applicable Share Consideration to Company Stockholders (each term as defined by the Merger Agreement) pursuant to the Merger Agreement. The Parties also separately agreed that $650,000 of the escrow fund securing the merger-related expenses and the indemnification obligations pursuant to the Merger Agreement would be distributed to the Amicas stockholders and the remainder of the escrow fund would be paid to the Company.

The Company also amended and restated the Amicas, Inc. Employee Bonus Plan, pursuant to which up to $4,500,000 will be paid to certain Amicas employees in two installments as described above. The Amicas, Inc. Amended and Restated Employee Bonus Plan dated as of December 9, 2004 (the "Bonus Plan") is attached hereto as Exhibit 10.1.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1, and the Merger Agreement, which is filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2003. The Amendment and the Merger Agreement are incorporated by reference herein. The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Bonus Plan, which is attached hereto as Exhibit 10.1.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

          See exhibit index attached hereto.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VITALWORKS INC.

Date: December 10, 2004                   By: /s/ Stephen Hicks
                                              ----------------------------------
                                              Stephen Hicks
                                              Vice President and General Counsel

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                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
2.1*                 First Amendment to Agreement and Plan of Merger dated as of December
                     9, 2004 by and among VitalWorks Inc., Amicas, Inc., and Seth
                     Rudnick, Hamid Tabatabaie and Alexander Spiro solely in their representative capacity as "Committee Members" constituting the
                     Stockholders' Representative

10.1+                Amicas, Inc. Amended and Restated Employee Bonus Plan dated as of
                     December 9, 2004

* Schedule 1.11(a) to Exhibit 2.1 has been omitted from this filing pursuant to
Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of such schedule to the U.S. Securities and Exchange Commission upon request. Schedule
4.9 (Amicas, Inc. Amended and Restated Employee Bonus Plan dated as of December 9, 2004) to Exhibit 2.1 is incorporated by reference to Exhibit 10.1 of this Current Report on Form 8-K.

+ The Registrant has omitted certain information from Exhibit 10.1 and filed it separately with the Securities and Exchange Commission pursuant to the Registrant's request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.